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                                      NVEST

                           2000 EQUITY INCENTIVE PLAN


1.        DEFINED TERMS

         Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain provisions relating to those terms.


2.       IN GENERAL

         The Plan has been established to advance the interests of Nvest by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to Nvest equity-based or cash incentives through the grant of Awards. No Awards may be granted under the Plan after February 17, 2010, but Awards granted prior to that date may extend beyond that date.

         The Plan is intended to qualify as a broadly-based plan for purposes of Section 312.03(a)(2) of the New York Stock Exchange Listed Company Manual. In furtherance of the foregoing, (a) at least a majority of the full-time Employees in the United States, who are "exempt employees," as defined under the Fair Labor Standards Act of 1938, are eligible to receive Awards under the Plan, and (b) it is intended that at least a majority of the LP Units underlying Awards under the Plan, during the shorter of the three-year period commencing on the date on which the Plan is adopted by Nvest or the term of the Plan, will be awarded to employees who are not officers (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule) or directors of Nvest Corporation, Nvest, L.P. or Nvest Companies. Any failure to comply with any of the above-listed requirements will not affect the validity of any Award under the Plan.

3.       ADMINISTRATION

         The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication.


4.       UNITS SUBJECT TO THE PLAN

         A maximum of 6,000,000 LP Units may be delivered under the Plan, subject to adjustment under Section 7. For purposes of the preceding sentence, the following LP Units shall not be deemed to have been issued under the Plan:
(i) LP Units remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring

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exercise); (ii) LP Units subject to an Award, where cash is delivered to a
Participant in lieu of such LP Units; (iii) Restricted LP Units that have been forfeited in accordance with the terms of the applicable Award; and (iv) LP Units held back, in satisfaction of tax withholding requirements, from LP Units that would otherwise have been delivered pursuant to an Award. The number of LP Units issued under an Award shall be determined net of any previously acquired LP Units tendered by the Participant in payment of the exercise price or of withholding taxes.


5.       ELIGIBILITY AND PARTICIPATION

         The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to Nvest who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of Nvest.


6.       RULES APPLICABLE TO AWARDS

         a.       ALL AWARDS

                  (1) PERFORMANCE OBJECTIVES. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by Nvest that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

                  (2) ALTERNATIVE SETTLEMENT. The Administrator retains the right, provided the holder of the Award consents, at any time to extinguish rights under an Award in exchange for payment in cash, LP Units (subject to the limitations of Section 4) or other property on such terms as the Administrator determines.

                  (3) TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted LP Units) may not be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

                  (4) VESTING, ETC. The Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable. Unless

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the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with Nvest.

                  (5) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back LP Units from an Award or permit a Participant to tender previously owned LP Units in satisfaction of tax withholding requirements, but shall not hold back or permit to be tendered for this purpose LP Units in excess of the amount required to satisfy Nvest's minimum statutory withholding rates.

                  (6) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to LP Units subject to an Award.

                  (7) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with Nvest, or any rights as a shareholder except as to LP Units actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Nvest to the Participant.

         b.       AWARDS REQUIRING EXERCISE; SPECIAL RULES

                  (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and
(b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

                  (2) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, such payment shall be by cash or check acceptable to the Administrator except as otherwise provided in the Award or as otherwise determined by the Administrator.


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7.       EFFECT OF CERTAIN TRANSACTIONS

         a.        MERGERS, ETC.

         In the event of a Covered Transaction, all outstanding Awards requiring exercise that are then exercisable will cease to be exercisable, and all Awards to the extent not fully vested or exercisable (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the Covered Transaction; provided, however, that immediately prior to the consummation of such Covered Transaction the vesting and exercisability of Awards shall be accelerated unless, in the case of any Award, the Administrator provides for one or more substitute or replacement awards from, or the assumption of the existing Award by, the acquiring or surviving entity (if any) or its affiliates on terms substantially similar (as determined by the Administrator) to those imposed under the Award. For purposes of the preceding sentence, the substitution of stock or other securities of the acquiring or surviving entity or its affiliates for LP Units outstanding under an Award (for example, the substitution of restricted stock or securities of an acquiring or surviving entity for Restricted LP Units) shall be deemed a substitution, replacement or assumption of an award provided for by the Administrator regardless of how such substitution of stock or other securities is effectuated, provided that the restrictions (if any) or other terms to which such substituted stock or other securities are subject are substantially similar to the terms of the Award to which they relate.

         The Administrator may provide in the case of any Award that the provisions of the preceding paragraph shall also apply to (i) mergers or consolidations involving Nvest, L.P. or Nvest Companies that do not constitute a Covered Transaction, or (ii) other transactions, not constituting a Covered Transaction, that involve the acquisition of LP Units.

         b.       CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE
                  LP UNITS

                  (1) BASIC ADJUSTMENT PROVISIONS. In the event of a change in the capital structure of Nvest, L.P. or Nvest Companies, the Administrator may make appropriate adjustments to the maximum number of LP Units that may be delivered under the Plan under Section 4 and may also make appropriate adjustments to the number and kind of LP Units or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

                  (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to the holders of LP Units other than normal distributions of operating cash flow, mergers, consolidations, acquisitions, dispositions or similar transactions, or any other event (including

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a repurchase of LP Units), if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

                  (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to LP Units shall be construed to include any partnership units or other securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

                  (4) NO CHANGE ON ACCOUNT OF RESTRUCTURING. In no event shall a Restructuring result in adjustment under this paragraph.

         c.       ASSIGNMENT OF CERTAIN CONTRACTS

         Notwithstanding any other provision in the Plan or any Award to the contrary, in the event of an "assignment" as defined in the Investment Company Act of 1940 and the Investment Advisers Act of 1940 of the investment advisory contracts between Nvest, L.P. or Nvest Companies (and their controlled entities), on the one hand, and their investment advisory clients, on the other hand, all then outstanding Awards requiring exercise will immediately become exercisable and all unvested Awards then outstanding shall immediately vest (become free of restrictions under the Plan); provided, that in no event shall a Restructuring be deemed to result in accelerated vesting or exercisability of Awards under this paragraph.


8. RIGHTS ENFORCEABLE AGAINST NVEST, L.P. AND NVEST COMPANIES; CONDITIONS ON DELIVERY OF LP UNITS

         All rights to receive LP Units under the Plan are exercisable or enforceable in the first instance against Nvest Companies, and all LP Units forfeited, returned or paid over to Nvest under the Plan shall be forfeited, returned or paid over to Nvest Companies and only in the event of a default by Nvest Companies shall such rights be exercisable against Nvest, L.P. Nvest Companies shall make such arrangements as the Administrator deems necessary and appropriate and which are acceptable to Nvest, L.P. to obtain LP Units from Nvest, L.P. or from unitholders of Nvest, L.P. to satisfy Awards granted hereunder and otherwise to make adjustments reflecting forfeitures or other transactions in LP Units; provided, that in respect of Awards made to persons employed by or performing services to Nvest, L.P., such arrangements may include the issuance of LP Units directly by Nvest, L.P. No LP Units shall be required to be delivered pursuant to the Plan, nor shall any restriction applicable to LP Units previously delivered under the Plan be required to be removed, until: Nvest's counsel has approved all legal matters in connection with the issuance and delivery of such LP Units; if the outstanding LP Units are at the time of delivery listed on any stock exchange or national market system, the LP Units to be delivered have been listed or authorized to be listed on such

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exchange or system upon official notice of issuance; and all conditions of the
Award have been satisfied or waived. If the sale of LP Units has not been registered under the Securities Act of 1933, as amended, the Administrator may require, as a condition to exercise of the Award, such representations or agreements as the Nvest's counsel may consider appropriate to avoid violation of such Act. The Administrator may require that certificates evidencing LP Units issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such LP Units.


9.       AMENDMENT AND TERMINATION

         Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards.


10.      NON-LIMITATION OF NVEST'S RIGHTS

         The existence of the Plan or the grant of any Award shall not in any way affect Nvest's right to award a person bonuses or other compensation in addition to Awards under the Plan.


11.      GOVERNING LAW

         The Plan shall be construed in accordance with the laws of the State of Delaware.

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                                    EXHIBIT A

                               DEFINITION OF TERMS

         The following terms, when used in the Plan, shall have the meanings and the Plan shall be subject to the provisions set forth below:

         "ADMINISTRATOR": The Committee, if one has been appointed; otherwise the Board.

         "AFFILIATE": Any corporation or other entity in which either Nvest, L.P. or Nvest Companies owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Without regard to the application of the preceding sentence, Nvest, L.P., Nvest Companies and Nvest Corporation (the general partner of Nvest, L.P. and the managing general partner of Nvest Companies) shall be deemed Affiliates of one another.

         "AWARD":  Any of the following:

                  (i) Options ("Options") entitling the recipient to acquire LP Units upon payment of the exercise price. Each Option will have an exercise price at least equal to the fair market value of the LP Units subject to the option, determined as of the date of grant, and shall have a maximum term not to exceed ten years from the date of grant. The Administrator will determine the medium in which the exercise price is to be paid, the duration of the Option, the time or times at which an Option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with Nvest, and all other terms of the Option.

                  No Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

                  (ii) Rights ("UARs") entitling the holder upon exercise to receive cash or LP Units, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the LP Units have appreciated in value since the date of the Award.

                  (iii) LP Units subject to restrictions ("Restricted LP Units") under the Plan requiring that such LP Units be redelivered to Nvest if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted LP Units, the terms on which such LP Units must be redelivered to Nvest, the purchase price of such LP Units, and all other terms shall be determined by the Administrator.

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                  (iv) LP Units not subject to any restrictions under the Plan
         ("Unrestricted LP Units").

                  (v) A promise to deliver LP Units or other securities in the future on such terms and conditions as the Administrator determines.

                  (vi) Securities (other than Options) that are convertible into or exchangeable for LP Units on such terms and conditions as the Administrator determines.

                  (vii) Cash bonuses tied to performance criteria as described at (viii) below ("Cash Performance Awards").

                  (viii) Awards described in any of (i) through (vii) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards").

                  (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

Notwithstanding the foregoing, Awards may, in the Administrator's discretion, be made with respect to Special Units. Awards may be combined in the Administrator's discretion.

         "BOARD": The Board of Directors of Nvest Corporation, the general partner of Nvest, L.P. and the managing general partner of Nvest Companies.

         "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

         "COMMITTEE": A committee of the Board charged with the responsibility of administering the Plan.

         "COVERED TRANSACTION" means (i) a consolidation or merger in which Nvest, L.P. does not survive as an entity or which results in the acquisition of substantially all of the LP Units by a single person or entity or by a group of persons and/or entities acting in concert, or (ii) a consolidation or merger in which Nvest Companies is not the surviving entity or which results in the acquisition of substantially all of the partnership units (as the case may be) of Nvest Companies by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) a sale or transfer of all or substantially all of Nvest, L.P.'s assets, or (iv) a sale or transfer of all or substantially all of Nvest Companies' assets or (v) a dissolution or

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liquidation of Nvest, L.P. or Nvest Companies. In no event shall a Restructuring itself be considered a Covered Transaction.

         "EMPLOYEE":  Any person who is employed by Nvest.

         "LP UNITS": Limited partnership units in Nvest, L.P. Notwithstanding the foregoing, the term "LP Units" shall (except as used in the definition of "Covered Transaction") also include any Special Units that are subject to Awards whether granted before or after a Restructuring.

         "NVEST": Nvest, L.P., Nvest Companies, Nvest Corporation, and the Affiliates, or any of them.

         "NVEST, L.P.":  Nvest, L.P., a Delaware limited partnership.

         "NVEST COMPANIES": Nvest Companies, L.P., a Delaware limited partnership.

         "PARTICIPANT": An Employee, director or other person providing services to Nvest who is granted an Award under the Plan.

         "PLAN": The Nvest 2000 Equity Incentive Plan as from time to time amended and in effect.

         "RESTRUCTURING": A "Restructuring" as defined in the Second Amended and Restated Agreement of Limited Partnership of Nvest, L.P. (formerly named New England Investment Companies, L.P.) dated as of December 29, 1997.

         "SPECIAL UNITS": Limited partnership units in Nvest Companies that are subject to Awards that contain such additional terms and provisions as the Administrator determines to be necessary or appropriate.